Amendment No. 6
to the Cooperation Agreement of [*] (the “Agreement”)

between

IXI Mobile (R&D) Ltd.
17 Hatidhar st.
Ra’anana 43665
Israel

(hereafter mentioned "IXI“)

and

[*]

(hereafter mentioned “[*]”)

Amendment No. 6 to the Cooperation Agreement between	Page 1 of 5
IXI Mobile (R&D) Ltd. and [*]

This Sixth Amendment to that certain Cooperation Agreement dated as of [*] (this “Amendment”), is made and entered retroactive into as of [*]. The parties hereby agree as follows:

RECITALS

WHEREAS, [*] and IXI have previously entered into that certain Cooperation Agreement and have previously amended the Cooperation Agreement in five different amendments (the Cooperation Agreement together with all five previous amendments shall be referred to collectively as the "Cooperation Agreement"); and

WHEREAS, the parties now wish to further amend the Cooperation Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:Unless otherwise defined below, all capitalized terms herein shall have the meanings assigned to such terms in the Cooperation Agreement

1.	New Sections 9.3, 9.4, 9.5, 9.6 and 9.7 shall be added as follows:

“9.3.	In pursuance to s. 9.1 above, the parties shall, initiate a product warranty mechanism as detailed below:

9.3.1
IXI shall provide [*], at [*], with Products in an amount which is equal to [*] of the Products delivered under each P.O, (hereinafter the "Swap Units"). At this time IXI has delivered to [*] swap units to cover any supplied purchase orders.

9.3.2
[*] shall use the Swap Units to replace any faulty Product delivered to it by IXI and IW (In Warranty) defected Product returned to [*] from end users. The Swap Units are intended for SWAP only and cannot be used for resale to end users. The Swap Units provided may be [*], at IXI discretion. All Swap Units supplied to date are [*].

9.3.3	IXI will provide training to [*] technician on [*] level testing and call centre personnel for support of the Products, at a level necessary for determining failure in a Product.

9.3.4	All swap activity with end users will be done at [*] facilities and by [*] personnel.

9.3.5
[*] shall test all Products returned by its end users and issue IXI with detailed reports, including details of any faults reported or found and other technical information requested by IXI, as well as return statistics, which shall include the IMEI numbers returned from the field, the IMEI numbers replaced from the SWAP stock, and reason for return. See section 9.5, Information System for more details.

9.3.6
Instead of disposing of defective devices, [*] agrees that all defective Products received from [*] end users in exchange for Swap Units, shall be returned by [*] to IXI, upon IXI’s request and at [*] cost on a periodic basis.

9.3.7
LIMITED WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES MADE HEREIN (THE PROVISION OF THE AGREED AMOUNT OF SWAP UNITS) AND IN THE COOPERATION AGREEMENT, IXI MAKES NO ADDITIONAL WARRANTIES, EXPRESS OR IMPLIED, RELATING TO THE PRODUCT AND/OR SERVICES.

Amendment No. 6 to the Cooperation Agreement between	Page 2 of 5
IXI Mobile (R&D) Ltd. and [*]

9.3.8	Within the next shipments of Products to [*], IXI shall supply [*] with [*] additional Swap Units for [*].

9.4	IXI recommendations:

9.4.1
IXI recommends that all DOA (Dead On Arrival) Products which are defined as Product fails to operate as expected less than or equal to [*] from end user sale, shall be swapped by [*] with Swap Units which are [*].

9.4.2	IXI recommends that all IW (In Warranty) returned defective Products shall be swapped by [*] with Swap Units which are [*].

9.4.3
IXI recommends that all OOW (Out Of Warranty) returned Products shall be repaired and / or swapped by [*] with [*] Swap Units for [*] to the end user. IXI can arrange for repair service for [*] at IXI’s certified repair centre.

9.5	INFORMATION SYSTEM

[*] and IXI shall establish an information system to report periodically the SWAP activities. This system shall report to IXI the IMEI numbers of returned devices from the field and date of return, replacement SWAP IMEI numbers shipped to the field and date of swap, classification of returned devices (DOA, IW, NFF or OOW) and failure code associated with each. The Customer Product Test Guide documentation is to be provided to [*] by IXI detailing reports and failure code details required.

Until the system is set up by [*], and as a first step on effective date of this Amendment, [*] shall supply IXI, [*], an excel spreadsheet with the IMEI numbers of returned devices (SWAP_IN) and IMEI numbers of swapped devices (SWAP_OUT) with the associated in and out dates. Devices that are returned from the field as sales returns (SR), and are not to be replaced by [*], will have only an incoming IMEI number (SWAP_IN) and date. (No SWAP_OUT associated with it)

After the system has been established, [*] shall report to IXI all information as described in the first clause of item 9.5 and as per following scheme:

Amendment No. 6 to the Cooperation Agreement between	Page 3 of 5
IXI Mobile (R&D) Ltd. and [*]

ITEM	INFORMATION TYPE	DESCRIPTION	FREQUENCY
1	Inspection Information
In-Warranty DOA Failure = Provide total number of devices declared as Dead On Arrival (DOA) Failures. DOA FAILURE NUMBER and FAILURE CODE(S).
In-Warranty Field Failure = Provide total number of devices declared as IW Field Failures. FIELD FAILURE NUMBER and FAILURE CODE(S)
Out-Of-Warranty (OOW) Failure = Provide total number of devices declared as OOW. OOW FAILURE NUMBER and FAILURE CODE(S)
No Fault Found (NFF) =Provide total number of devices declared as NFF. NFF NUMBER
[*] After inspection by technician
2	Product Replacement (SWAP)
SWAP Details = Provide 2 sets of data. (1) Provide the IMEI Number and Serial Number of the returned device that is to be replaced. (2) Provide the IMEI Number and Serial Number of the good working device from SWAP Stock which is sent for replacement.
1. SWAP RETURNED DEVICE
IMEI (SWAP_IN)
DATE IN

2. SWAP REPLACEMENT DEVICE IMEI (SWAP_OUT)
DATE OUT
[*]

9.6	PROGRAM INITIATION:

9.6.1
[*] shall scan all returned Products from the field up to date and report to IXI the IMEI number. If possible, IXI requests also date of return, indication of Product status (IW failure, OOW failure or NFF) and the failure code.

9.6.2	[*] shall return to IXI, under RMA #1111, [*] Product units from first shipment (with OGO logo and no headset connector) for replacement by [*] devices with headset connector and “[*]“ logo.

9.6.3
The [*] devices which were found defective during the rework process done in [*] shall be re-screened by IXI. All devices which are determined to be DOA shall be retained by IXI as part of the [*] swap Units provided to [*]. The remainder shall be returned to [*].

Amendment No. 6 to the Cooperation Agreement between	Page 4 of 5
IXI Mobile (R&D) Ltd. and [*]

9.7	CONTACT INFORMATION

[*] main contact information:

[*]

with copy to:

[*]

and

[*]

IXI main contact information:

Michael Ayon
Director, Service & Support
275 Shoreline Drive Suite #505
Redwood City, CA 94065
Email: michaela@ixi.com
Tel: +1.650.551.0600 ext 241
Fax: +1.650.551.0601
mobile: +1.408.242.8900”

2.	Except as expressly stated otherwise herein, the Cooperation Agreement dated [*], as amended, shall remain in full force and effect.

As agreed by the parties on [*]:

[*]		IXI Mobile (R&D) Ltd.

By:	[*]	By:	/s/ Gideon Barak

Name:	[*]	Name:	Gideon Barak

Title:	[*]	Title:	Chairman

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IXI Mobile (R&D) Ltd. and [*]